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Exhibit 10.12

FORM OF AMENDMENT TO
CHANGE IN CONTROL AGREEMENT

        This AMENDMENT TO CHANGE IN CONTROL AGREEMENT (the "Amendment") is dated as of                , 2007, between Archstone-Smith Operating Trust (the "Operating Trust") and Archstone-Smith Trust ("ASN") (Operating Trust and ASN are referred to hereinafter as the "Company"), and                        (the "Executive").

        WHEREAS, the Executive and the Company have previously entered into a Change of Control Agreement dated as of                , 2002 (the "Agreement"); and

        WHEREAS, the parties desire to enter into this Amendment to revise the terms of the Agreement to clarify the circumstances under which the Executive may terminate employment pursuant to Section 5 of the Agreement and receive the Severance Payments provided for in Section 6 of the Agreement and to clarify the calculation of the Severance Payments provided for in Section 6 of the Agreement;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 5:

        "5.    Termination.    For purposes of this Agreement, the term "Termination" shall mean termination of the employment of the Executive during the Employment Period (i) by the Company, for any reason other than death, Disability (as defined below) or Cause (as described below), or (ii) by resignation of the Executive upon the occurrence of one or more of the following events:

          a.     a material adverse change in the nature or scope of the Executive's position (including status, offices, titles), authorities, duties or responsibilities as contemplated by Section 2 of this Agreement, including the Executive no longer having responsibilities related to the Company being publicly-traded;

          b.     a breach by the Company of any of the subparagraphs of Paragraph 4 above, or the breach by the Company of any other provision of this Agreement;

          c.     the relocation of the Executive's office to a location more than thirty miles from the location of the Executive's office immediately prior to the Employment Period; or

          d.     the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, to the extent required under the provisions of Paragraph 20 below.

        In the case of a Termination initiated by the Company, the date of the Executive's Termination shall be the date specified by the Company in its notice of termination delivered to the Executive. In the case of a Termination by the Executive for any of the reasons noted in subparagraphs a, b, c, or d of this Paragraph 5, the date of the Executive's Termination shall be the resignation date specified by the Executive in his or her written notice delivered to the Company, which notice must be delivered to the Company within two years of the initial existence of the event underlying the reason noted in subparagraphs a, b, c, or d. Any notice delivered under this Paragraph 5 will comply with the requirements of Paragraph 17 below.

        For purposes of this Agreement, the Executive shall be considered to have a "Disability" during the period in which the Executive is unable, by reason of a medically determinable physical or mental impairment (determined by a physician selected by the Executive), to engage in the material and substantial duties of his or her regular occupation, which condition is expected to be permanent.

        For purposes of this Agreement, "Cause" means, in the reasonable judgment of the Board of Trustees of ASN, (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company after written notification by the Company of such failure, (ii) the willful engaging by the Executive in conduct which is demonstrably injurious to the Company, monetarily or otherwise, or (iii) the engaging by the Executive in egregious misconduct involving serious moral turpitude. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action was in the best interest of ASN."

        2.     Subparagraph (ii) of Section 6(b) of the Agreement is hereby deleted in its entirety and replaced with the following new Subparagraph (ii):

           (ii)  all cash bonuses earned in the year prior to the year in which Termination occurs.

        3.     Except as otherwise provided herein, the Agreement shall remain in full force and effect in accordance with its original terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment, or have caused this Amendment to be executed and delivered, to be effective as of                             , 2007.

ARCHSTONE-SMITH TRUST
Date:	By:	Name: Title:
ARCHSTONE-SMITH OPERATING TRUST
Date:	By:	Name: Title:
EMPLOYEE
Date:

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FORM OF AMENDMENT TO CHANGE IN CONTROL AGREEMENT